SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 22, 2005 (February 16, 2005)

UST INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-17506	06-1193986

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	I.R.S. Employer Identification No.)

100 West Putnam Avenue, Greenwich, Connecticut	06830

(Address of principal executive offices)	(Zip Code)

(203) 661-1100

(Registrant’s telephone number, including area code)

None

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-10.1 SUMMARY OF NONEMPLOYEE DIRECTOR COMPENSATION
EX-10.2 FORM OF NONEMPLOYEE DIRECTOR STOCK OPTION AGREEMENT

Item 1.01 Entry into a Material Definitive Agreement

1. Arrangements Regarding Nonemployee Director Compensation

     Annual Director Compensation and Perquisites. On February 17, 2005, the Board of Directors (the “Board”) of UST Inc. (the “Company”) approved certain changes to the compensation of nonemployee directors and eliminated certain nonemployee director benefits. Specifically, the Board approved the elimination of the financial planning and medical reimbursement benefits currently provided to nonemployee directors, effective March 1, 2005, other than such benefits to be provided to one nonemployee director who is already retirement eligible. Prior to March 1, 2005, each nonemployee director received annual reimbursements of (1) up to $7,500 under the Company’s self-insured Supplemental Medical Plan for nonemployee directors for reasonable, medically related expenses above a director’s basic medical plan coverage, and (2) up to $12,500 for tax and financial planning services. These benefits continued after the retirement of a nonemployee director for a period equal to the retired director’s period of service on the Board, except that reimbursement for financial planning services was limited to $6,500 annually.

     The Board also set the annual cash retainer for nonemployee directors at $77,000, payable in monthly installments. This reflected an increase of $17,000 intended, in large part, to offset the elimination of the medical and financial planning benefits discussed above.

     The Board also approved as part of the aggregate annual retainer received by each nonemployee director an annual stock-based grant, equal in value on the date of grant to $75,000. This annual stock-based grant will be made in substitution for the annual automatic grant of 1,500 stock options (previously provided to the Company’s nonemployee directors under the Nonemployee Director Stock Option Plan). The annual stock-based grant will be made under the UST Inc. 2005 Long-Term Incentive Plan (the “LTIP”) which was recently adopted by the Board and will be submitted for approval by the stockholders of the Company at the Company’s 2005 annual meeting. The stock-based grant will have dividend rights and will generally become payable to the nonemployee director pursuant to his or her deferral elections.

     The Board determined to continue the payment of Board and committee fees in the form of 50 shares of the Company’s common stock for each Board meeting attended and 40 shares of the Company’s common stock for each committee meeting attended. Such grants will be made to nonemployee directors pursuant to the LTIP, subject to the approval of that plan by the Company’s stockholders.

     Amendments to the Nonemployee Directors’ Retirement Plan. The Board also authorized certain amendments to the Nonemployee Directors’ Retirement Plan (the “Retirement Plan”), which currently provides for an annual retirement benefit for a nonemployee director who has no less than 36 months of service on the Board equal to 75% of his or her highest annual compensation

(including the value of restricted stock awards paid in respect of Board and committee meeting fees), beginning at age 65 (or such later date that such director retires from service on the Board), and continuing for the number of years equal to the retired director’s period of service on the Board for a maximum of ten years. In particular, the Retirement Plan was amended, as a technical matter, to include a definition for the term “Retirement.” The inclusion of the definition did not substantively change the terms and conditions that qualify a nonemployee director for benefits under the Retirement Plan. In addition, the Board authorized amendments to the Retirement Plan in order to:

(1)	Effective March 1, 2005, close the Retirement Plan to nonemployee directors who first commence service with the Company after March 1, 2005;

(2)	Value nonemployee directors’ awards of restricted stock in respect of Board and committee meeting fees as of the date of grant, for purposes of determining the nonemployee director’s “compensation”, as defined in the Retirement Plan, effective as of January 1, 2004. Prior to the amendment, such awards of restricted stock were included in the determination of a director’s compensation using the value on the vesting date of such awards;

(3)	Provide that the $75,000 portion of the nonemployee directors’ annual retainer paid in the form of a stock-based award under the LTIP will not be included in the determination of the nonemployee director’s compensation under the Retirement Plan, effective March 1, 2005; and

(4)	Effective March 1, 2005, provide that the spouse of a deceased nonemployee director will continue to receive installment payments of such director’s remaining retirement benefits, as if such director had lived, rather than in a lump sum payment as currently provided by the Retirement Plan.

     Amendments to the Nonemployee Directors’ Restricted Stock Award Plan. On February 17, 2005, the Board also authorized a conforming amendment to the Nonemployee Directors’ Restricted Stock Award Plan in order to clarify that outstanding awards will become vested no later than the date of a nonemployee director’s “Retirement”, as defined in the Retirement Plan, as amended, effective as of March 1, 2005, as opposed to the date of a nonemployee director’s “age-related” retirement under the Company’s mandatory retirement policy as previously provided by the Restricted Stock Award Plan. In addition, the Board authorized the vesting of any restricted shares held by Elaine Eisenman that have not yet vested as of the date of the Company’s 2005 annual meeting of stockholders. As of the date of this Current Report, Elaine Eisenman held 2100 unvested shares of restricted stock.

     Stock Option Grant to Nonemployee Directors. On February 16, 2005, under the Nonemployee Directors’ Stock Option Plan, the Company approved the grant of 1,285 stock options to purchase the Company’s common stock, at a per share exercise price equal to the fair market value of such common stock on the date of grant, to each nonemployee director who will continue to serve as a director after the Company’s 2005 annual meeting of stockholders. The grants will vest on the date which is six months after the date of grant. Other terms and conditions of the grants are set forth in the form of Nonemployee Director Stock Option Agreement filed herewith as Exhibit 10.2. The grants are made in lieu of the 2005 annual automatic grant of 1,500 stock options to each nonemployee director under the Nonemployee Directors’ Stock Option Plan, which expires on May 3, 2005.

2. Determination of 2004 Bonus Amounts for Executive Officers

     On February 16, 2005, the Compensation Committee of the Board approved the cash bonus amounts to be paid for 2004 to the Company’s executive officers pursuant to the Company’s Incentive Compensation Plan (the “ICP”). The following are the bonus amounts approved: Vincent A. Gierer, Jr., Chief Executive Officer and President, $2,407,500; Robert T. D’Alessandro, Senior Vice President and Chief Financial Officer, $1,064,395; Richard A. Kohlberger, Senior Vice President, General Counsel and Secretary, $959,928; Murray S. Kessler, President — U.S. Smokeless Tobacco Company, $1,625,346; and Theodor P. Baseler, President – International Wine & Spirits Ltd., $688,050. The bonus amounts were based upon an evaluation of the performance of the Company during 2004, as well as an evaluation of the performance of each officer during such period, relative to the performance criteria previously established by the Compensation Committee under the ICP.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 10.1	Summary of Nonemployee Director Compensation

Exhibit 10.2	Form of Nonemployee Director Stock Option Agreement

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 22, 2005	UST INC.

	By:	/s/ Richard A. Kohlberger

	Name:	Richard A. Kohlberger
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Document Description

10.1	Summary of Nonemployee Director Compensation

10.2	Form of Nonemployee Director Stock Option Agreement